LIMITED POWER OF ATTORNEY

The undersigned director or officer of Virginia National
Bankshares Corporation, a Virginia Corporation (the
?Corporation?), constitutes and appoints Donna G. Shewmake and
Ronald E. Baron, either of whom may act individually, as the undersigned?s true and lawful attorney-in-fact, with full power and authority, as follows:

1.  Each of attorneys-in-fact is authorized to do any and all of the following on behalf and in the name, place and stead of the undersigned:

  a.  Prepare, execute and file with the Securities and Exchange
Commission, and/or with any other regulatory authority as
required, Forms 3, 4, and 5 (including any amendments and
successor forms) with respect to the securities of the
Corporation as necessary or advisable under Section 16(a) of the
Securities Exchange Act of 1934, as amended.

  b.  Obtain as the undersigned?s representative information on transactions in the Corporation?s securities from any third
party, including brokers, the undersigned hereby authorizing and ratifying the release of any such information by any such third party to either named attorney-in-fact.

  c.  Perform all other acts for and on behalf of the
undersigned which in the discretion of either attorney-in-fact are necessary or desirable in connection with the foregoing.

2. The undersigned also acknowledges and agrees that:

  a.  This Power of Attorney authorizes either attorney-in-fact to act in his/her discretion on information provided to him/her without independent verification of the information.

b.  Documents prepared or executed by either attorney-in-fact pursuant to this Power of Attorney may be in such form and
contain such information as the attorney-in-fact deems necessary or desirable.

c.  Neither the Corporation nor either attorney-in-fact assumes or shall be responsible or liable for the undersigned?s (i)
obligation to comply with requirements of the Exchange Act, or failure to comply with such requirements, or (ii) profit
disgorgement under Section 16(b) of the Exchange Act.

3.  The undersigned grants each of the attorneys-in-fact full power and authority to perform every act whatsoever required, necessary or appropriate concerning the foregoing matters as fully as the undersigned might or could do personally, and
ratifies all acts that each attorney-in-fact shall do by virtue of this Power of Attorney.

4.  This Power of Attorney shall remain effective until revoked by the undersigned in a signed writing delivered to each of the named attorneys-in-fact.

/s/ John J. Davies, III  Date:  October 15, 2012